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                                                                   Exhibit 10.24

                                 THIRD AMENDMENT
                                       TO
       THE ST. JOE COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN ("JOESHARE")

   This THIRD AMENDMENT (the "Amendment") to The St. Joe Company 1999
Employee Stock Purchase Plan (the "Plan") is made pursuant to Sections 4 and 15 thereof, and shall be effective January 1, 2003.

   1. EXCLUSION OF CERTAIN EMPLOYEES. Section 5 of the Plan shall be amended in its entirety to read as follows:

      "5. ELIGIBLE EMPLOYEES. Any employee of the Company, its Subsidiaries organized under the laws of any state in the United States, and any Subsidiary designated by the Compensation Committee which is organized under the laws of any jurisdiction outside of the United States, shall be eligible to participate in the Plan, except that the following classes shall be excluded:

            (a) workers who are treated as independent contractors (regardless of whether they are later determined by a court of law or governmental authority to be common-law employees);

            (b)   leased employees;

            (c) a director of the Company or of any Subsidiary who is not an employee;

            (d)   workers whose customary employment is for not more than five
                  (5) months in any calendar year (seasonal or temporary employees); and

            (e) employees who have not been employed for at least ninety (90) days.

      This Section 5 is subject to the provisions of Section 9."

   2. ELIMINATION OF QUARTERLY RE-ENTRY DATE. The second paragraph of Section 6 of the Plan shall be amended in its entirety to read as follows:

      "A Participant may cease, re-start, increase or decrease that Participant's payroll deduction, at any time by filing a new Enrollment Form at least thirty (30) days prior to such change, in accordance with procedures adopted by the Compensation Committee. If an Enrollment Form is filed less than thirty (30) days prior to such change, the Company will accommodate such request as of the intended effective date if it determines in its sole discretion that it is administratively feasible to do so."

   3. EXCLUSION OF DRAWS. The following sentence shall be added to the end of
      Section 6:

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      "Any draw paid to a Participant on or after January 29, 2003, may not be used to purchase Common Stock under this Plan."

   4. DEFAULT BENEFICIARY. The last sentence of Section 14 of the Plan shall be replaced with the following:

      "If a named beneficiary does not survive the Participant, such beneficiary's share shall be delivered to the Participant's remaining named beneficiaries according to their percentages. If there are no surviving beneficiaries or the Participant has not designated a beneficiary under this Plan, the Participant's Investment Account shall be delivered the Participant's surviving spouse; or if there is no surviving eligible spouse, in equal shares to any surviving children of the Participant; or if neither of the above survive the Participant, to the Participant's estate."

Except as expressly modified by this Amendment, the terms, provisions, and conditions of the Plan shall remain unchanged and are hereby ratified and confirmed as being in full force and effect.

Executed as of this 31st day of December by the duly authorized officer of the Company.

                                            THE ST. JOE COMPANY

                                            By: /s/ Rachelle Gottlieb
                                                -------------------------------
                                                Rachelle Gottlieb
                                                Vice President - Human Resources